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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                    ----------------------------------------
                                    FORM S-8

                          REGISTRATION STATEMENT UNDER

                           THE SECURITIES ACT OF 1933

                    ----------------------------------------
                         THE McGRAW-HILL COMPANIES, INC.
               (Exact name of issuer as specified in its charter)

           NEW YORK                                  13-1026995
(State or other jurisdiction of                  (I.R.S. Employer
incorporation or organization)                   Identification No.)

1221 AVENUE OF AMERICAS
     NEW YORK, N.Y.                                    10020
(Address of Principal                                (Zip Code)
   Executive Offices)

                            2002 STOCK INCENTIVE PLAN
                              (Full Title of Plan)

                    ----------------------------------------
                             KENNETH M. VITTOR, ESQ.
                         The McGraw-Hill Companies, Inc.
                           1221 Avenue of the Americas
                            New York, New York 10020
                     (Name and address of agent for service)
                     Telephone number, including area code,
                              of agent for service:
                                 (212) 512-2564

                    ----------------------------------------
                         CALCULATION OF REGISTRATION FEE

                                         Proposed     Proposed
Title of                                 maximum      maximum
Securities              Amount           offering     aggregate     Amount of
to be                   to be            price per    offering      registration
registered              registered       share (1)    price(1)      fee
----------              ----------       ---------    ------------  ----------
Common Stock            9,486,773        $59.55       $564,937,332  $51,974.23
of The McGraw-Hill
Companies, Inc.(2)

----------
1 Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) as follows: on the basis of the average of the high and low prices of the Common Stock on the New York Stock Exchange Composite Transactions on July 8, 2002, namely $59.55.

2 This Registration Statement also pertains to rights to purchase Series A Preferred Stock of the Registrant (the "Rights"). Until the occurrence of certain prescribed events, the Rights are not exercisable, are evidenced by the certificates for The McGraw-Hill Companies, Inc. Common Stock and will be transferred together with and only with such securities. Thereafter, separate Rights certificates will be issued representing such Rights.

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                                     PART I

               INFORMATION REQUIRED IN A SECTION 10(a) PROSPECTUS



Item 1.  Plan Information
-------------------------

Item 2.  Registrant Information and Employee Plan Annual Information
--------------------------------------------------------------------

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference
-----------------------------------------------

         The following documents filed with the Securities and Exchange Commission are incorporated herein by reference:

         (a) The Corporation's Annual Report on Form 10-K for the year ended December 31, 2001.

         (b) The Corporation's Quarterly Report on Form 10-Q for the quarter ended March 31, 2002.

         (c) The Corporation's Rights Agreement dated as of July 29, 1998 between the Corporation and Mellon Investor Services, contained in the Corporation's Registration Statement on Form 8-A filed August 3, 1998.

         (d) The description of the Corporation's Common Stock contained in the Corporation's Registration Statement filed under Section 12 of the Securities Exchange Act of 1934 (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

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         All documents filed by the Corporation pursuant to Sections 13(a),
13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all the Common Stock offered hereby has been sold or which deregisters all the Common Stock then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities
---------------------------------

         Not applicable, as registrant's Common Stock is registered under
Section 12 of the Exchange Act.

Item 5. Interests of Named Experts and Counsel
----------------------------------------------

         The validity of the issuance of the shares of Common Stock of the Corporation to which this Registration Statement relates has been passed upon by Kenneth M. Vittor, Executive Vice President and General Counsel of the Corporation. As of June 1, 2002, Mr. Vittor beneficially owned 43,211 shares of Common Stock, and had options to acquire an additional 147,241 shares of Common Stock.

Item 6. Indemnification of Directors and Officers
-------------------------------------------------

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         The New York Business Corporation Law provides for indemnification of the Corporation's officers and directors, who are also covered by certain liability insurance policies maintained by the Corporation. In addition, the Corporation has entered into indemnification agreements with its directors and certain of its executive officers. The Corporation's Restated
Certificate of Incorporation eliminates the liability of the Corporation's directors to the maximum extent permitted by the New York Business Corporation Law. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Corporation pursuant to the foregoing provisions, the Corporation has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Item 7.  Exemption from Registration Claimed
--------------------------------------------

         Not applicable

Item 8.  Exhibits
-----------------

         (4) Articles of Incorporation of the registrant, incorporated by reference from the registrant's Form 10-K for the year ended December 31, 1995 and Form 10-Q for the quarter ended June 30, 1998.

         (4) By-laws of the registrant incorporated by reference from registrant's Form 10-Q for the quarter ended March 31, 2000.

         (4) Rights Agreement dated as of July 29, 1998, incorporated by reference to the registrant's registration statement on Form 8-A filed August 3, 1998.

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         (5)      Opinion of Kenneth M. Vittor, counsel to the Corporation
(including consent).

         (23)     Consent of Ernst & Young LLP, independent auditors.

         (23) Consent of Kenneth M. Vittor, counsel to the Corporation (included in Exhibit 5).

         (24)     Power of Attorney.

         (99) Pro forma results giving effect to Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, as of January 1, 1999.

Item 9.  Undertakings
---------------------

         (a)      The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         Provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the Registration Statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13(a) or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of

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the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel that the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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Signatures
----------

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 26th day of June, 2002.

                                             The McGraw-Hill Companies, Inc.
                                             By: /s/ Harold McGraw III
                                                 ------------------------------
                                                 Harold McGraw III
                                                 (Chairman, President and Chief
                                                 Executive Officer)

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         Pursuant to the requirements of the Securities Act of 1933, this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

      Signature                          Title                         Date
      ---------                          -----                         ----

/s/Harold  McGraw III              Principal Executive            June 26, 2002
---------------------              Officer and Director
 Harold McGraw III

*Robert J. Bahash                  Principal Financial            June 26, 2002
                                   Officer

*Talia M. Griep                    Controller                     June 26, 2002

*Pedro Aspe                        Director                       June 26, 2002

*Winfried F.W. Bischoff            Director                       June 26, 2002

*Robert P. McGraw                  Director                       June 26, 2002

*Lois Dickson Rice                 Director                       June 26, 2002

*James H. Ross                     Director                       June 26, 2002

*Edward B. Rust, Jr.               Director                       June 26, 2002

*Sidney Taurel                     Director                       June 26, 2002


*By: /s/ Kenneth M. Vittor
     ---------------------
      Kenneth M.Vittor
      (Attorney-in-Fact)


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                                INDEX TO EXHIBITS
                                -----------------

    Exhibit Number
    --------------

         (4) Articles of Incorporation of the registrant, incorporated by reference from the registrant's Form 10-K for the year ended December 31, 1995 and Form 10-Q for the quarter ended June 30, 1998.

         (4) By-laws of the registrant incorporated by reference from registrant's Form 10-Q for the quarter ended March 31, 2000.

         (4) Rights Agreement dated as of July 29, 1998, incorporated by reference to the registrant's registration statement on Form 8-A filed August 3, 1998.

         (5) Opinion of Kenneth M. Vittor, counsel to the Corporation (including consent).

         (23)       Consent of Ernst & Young LLP, independent auditors.

         (23) Consent of Kenneth M. Vittor, counsel to the Corporation (included in Exhibit 5).

         (24)       Power of Attorney.

         (99) Pro forma results giving effect to Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, as of January 1, 1999.